Exhibit 99.1

Tronox to Present at Morgan Stanley Conference

Oklahoma City, Feb. 15, 2006 - Tom Adams, Tronox Incorporated (NYSE: TRX) chief executive officer, will speak at the Morgan Stanley Basic Materials Conference in New York City on Feb. 22 at 2:30 p.m. EST. Interested parties can listen to the presentation by logging on to Tronox’s website at www.tronox.com. Following the speech, the presentation slides will be archived on the website for 30 days.
Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 624,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to more than 1,100 customers in approximately 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide. For information on Tronox, visit www.tronox.com.
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Media Contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor Contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com

06-05